EXHIBIT 3.1


           AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                  OF

                       THE WESTERN SYSTEMS CORP.


     THE WESTERN SYSTEMS CORP. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

          I.   The name of the Corporation is The Western Systems
Corp.

          II. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the Stare of Delaware on May 30, 1978 under then name Vigilance Systems Corp.

          III. This Amended and Restated Certificate of Incorporation of the Corporation further amends and restates the Certificate of Incorporation of the Corporation, as amended prior to the date hereof, by principally (a) revising those provisions of Article First relating to the name of the Corporation, (b) deleting those provisions set forth in Article Third as to the nature of the Corporation's business or purposes to be conducted or promoted other than to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, (c) increasing the number of shares of Common Stock authorized in Article Fourth and decreasing the par value per share of such Common Stock, (d) deleting Article Fifth in its entirety that sets forth the names and addresses of the Incorporators, (e) deleting Article Sixth in its entirety relating to the perpetual existence of the Corporation, (f) deleting certain provisions of Article Seventh relating to specified powers of the Board of Directors of the Corporation, including such Board's ability to designate one or more committees of such Board, (g) deleting certain provisions of Article Eighth relating to meetings of stockholders being held and books of the Corporation being kept within or outside of the State of Delaware, (h) deleting Article Ninth in its entirety regarding the Corporation's reservation of the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation of the Corporation, (i) deleting Article Tenth in its entirety relating to the classification of directors and
(j) revising those provisions of Article Eleventh relating to the elimination of personal liability of directors and the indemnification of persons acting on behalf of the Corporation.

          IV. The amendments and the restatement of the Certificate of Incorporation of the Corporation herein certified have been duly adopted by the directors and stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          V. The text of the Certificate of Incorporation of the Corporation as amended or supplemented heretofore is hereby restated, integrated and further amended to read in its entirety as follows:

          "FIRST:   The name of the Corporation is "American Country
     Holdings Inc." (the "Corporation").
          SECOND:   The address of its registered office in the State
     of Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD:    The nature of the business or purposes to be
     conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General
     Corporation Law of the State of Delaware (the "DGCL").

          FOURTH:   The total number of shares of stock which the
     Corporation shall have authority to issue is sixty-two million (62,000,000) shares, of which sixty million (60,000,000) shares are to be shares of Common Stock, $.01 par value per share, and two million (2,000,000) are to be shares of Preferred Stock, $.10 par value per share.

          The Board of Directors of the Corporation is authorized to issue shares of Preferred Stock from time to time in one or more series for such consideration as it may determine; to fix or alter the voting powers, designations, preferences and rights, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences, or any of them, as to wholly unissued series of shares of Preferred Stock; and to fix the number of shares constituting any such series and designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of that series then outstanding. In case the number of shares of such series be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          FIFTH:    In furtherance and not in limitation of the
     rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation. The Corporation may in its By-Laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors of the Corporation by applicable law.

          SIXTH:    Elections of directors need not be by written
     ballot unless and to the extent that the By-Laws of the Corporation so provide.

          SEVENTH: To the fullest extent that the DGCL, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination or the liability of directors, no person serving as a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment to or repeal of this Article Seventh nor the adoption of any provision of any Certificate of Incorporation of the Corporation inconsistent with this Article Seventh shall adversely affect any right or protection existing under this Article Seventh at the time of such amendment or repeal.

          EIGHTH:   The Corporation shall, to the fullest extent
     permitted by Section 145 of the DGCL, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said
     Section 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by said
     Section 145. The Corporation shall advance expenses to the fullest extent permitted by said Section 145. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law of the Corporation, agreement, vote of stockholders or disinterested directors, or otherwise."

          IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation of the Corporation to be signed by its Acting Chief Executive Officer and to be attested to by its Secretary on this 25th day of July, 1997.

                              THE WESTERN SYSTEMS CORP.



                              By:  /s/  William J. Barrett
                                   ------------------------------
                                   William J. Barrett
                                   Acting Chief Executive Officer

Attest:


By:  /s/ Ann C. W. Green
     ------------------------
     Ann C. W. Green
     Secretary